Exhibit 99 (a)

For release: Tuesday, Feb. 27, 2007	Media contact: Claudia Piccinin
(248) 813-2942

Investor contact: Mark M. Williams
(248) 813-2498
DELPHI REPORTS FOURTH QUARTER AND CALENDAR YEAR 2006
FINANCIAL RESULTS
     TROY, Mich. — Delphi Corp. today reported its fourth quarter and calendar year 2006 financial results.
     “Despite a difficult 2006 calendar year with significant losses stemming from the challenges we are experiencing in our U.S. operations, we remain clearly focused on two key elements to ensure Delphi’s long term success,” said Rodney O’Neal, Delphi CEO and president. “First is meeting our customers’ expectations with respect to innovation, quality, delivery and value. Second is transforming Delphi and emerging from Chapter 11 as a strong, competitive, global company.
     “With our customers, we continue to execute, as evidenced by our strong operating performance— a true testament to our employees’ dedication to operational excellence and to our customers. As a result, we were awarded a very solid and diverse portfolio of new business bookings. And with our business reorganization, the hourly attrition programs negotiated with several of our labor unions and GM were an important step in our ongoing transformation. We are fully committed to addressing the remaining uncompetitive issues within our U.S. operations, and the challenges associated with completing our transformation and emerging from Chapter 11 business reorganization.”
Fourth Quarter 2006 Financial Results
•	Revenue of $6.4 billion, down from $6.8 billion in Q4 2005.

•	Non-GM revenue for the quarter was $3.7 billion, essentially the same as in Q4 2005, representing 57 percent of Q4 revenues.

•	Net loss of $853 million, compared to Q4 2005 net loss of $828 million. Included in the Q4 2006 net loss were $200 million non-cash impairment charges related to long-lived assets. Included in Q4 2005 net loss was $589 million of non-cash impairment charges related to long-lived assets, goodwill and intangible assets.
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Calendar Year 2006 Financial Results
     “Delphi’s reported net loss of $5.5 billion for 2006 included $3.0 billion of charges related to the attrition of more than 20,000 traditional employees through our U.S. hourly special attrition programs,” said Robert Dellinger, Delphi chief financial officer. “Excluding those charges, Delphi’s 2006 net loss was approximately the same as the 2005 net loss of $2.4 billion. With that said, our losses are likely to continue until we completely and successfully address our high U.S. cost structure and complete all aspects of our transformation plan. Delphi’s losses in 2006 were concentrated in the U.S. as we continued to see lower volumes, partially reflecting market share losses by GM, and commodity price increases, in addition to the charges associated with implementing our U.S. hourly attrition plans.”
•	Revenue of $26.4 billion, down from $26.9 billion in 2005.

•	Non-GM revenue of $14.8 billion, up 5 percent from $14.1 billion in CY 2005 (up 4 percent excluding the effects of foreign exchange rates). For the year, 56 percent of revenues came from customers other than GM. In 2006, revenues from GM declined $1.2 billion or 10 percent year-over-year.

•	Net loss for the year of $5.5 billion, compared to CY 2005 net loss of $2.4 billion. Included in the CY 2006 net loss were charges of approximately $3.0 billion related to the U.S. employee special attrition programs. Delphi’s net loss also reflects revenue decreases stemming from lower GM North American vehicle production, coupled with continued increases of commodity costs.

•	Cash flow from operations was $43 million, down from $154 million in CY 2005.

•	At year-end 2006, Delphi had $1.7 billion of cash and cash equivalents and $1.7 billion of debt capacity under the recently refinanced DIP credit facility.

•	In 2006, Delphi contributed $243 million to its U.S. pension plans, representing the portion of the pension contribution attributable to services rendered by employees in the plan year ended Sept. 30, 2006. Delphi’s U.S. under-funded pension plan status as of Dec. 31, 2006 was $4.2 billion.

•	Delphi’s year-end 2006 OPEB obligation was $9.1 billion.
     The above financial performance information is summary in nature and should be read in conjunction with the complete financial statements and the related notes together with management’s discussion and analysis contained in the company’s Annual Report on Form 10-K to be filed today with the U.S. Securities and Exchange Commission. Delphi’s Form 10-K will be posted on the company’s website at www.delphi.com under the Investor section.
     Information on Delphi’s U.S. Chapter 11 business reorganization filing is available at www.delphidocket.com.
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FORWARD LOOKING STATEMENT
This press release, as well as other statements made by Delphi may contain forward-looking statements, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility; the terms of any reorganization plan ultimately confirmed; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; the Company’s ability to satisfy the terms and conditions of the Equity Purchase and Commitment Agreement (including the Company’s ability to achieve consensual agreements with GM and its U.S. labor unions on a timely basis that are acceptable to the Plan Investors in their sole discretion); the Company’s ability to satisfy the terms and conditions of the Plan Framework Support Agreement; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan (including the transformation plan described in Note 2, Transformation Plan and Chapter 11 Bankruptcy, of the Quarterly Report on Form 10-Q for the nine months ended September 30, 2006 and of our annual report on Form 10-K for the year ended December 31, 2006, scheduled to be filed later today) and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Quarterly Report on Form 10-Q for the nine months ended September 30, 2006, including the risk factors in Part II. Item 1A. Risk Factors, contained therein and in the annual report on Form 10-K for the year ended December 31, 2006, scheduled to be filed later today, including the risk factors in Part I, Item 1A. Risk Factors, contained therein. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.
Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy cases to each of these constituencies. A plan of reorganization could result in holders of Delphi’s common stock receiving no distribution on account of their interest and cancellation of their interests. In addition, under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Delphi’s common stock or other equity interests or any claims relating to prepetition liabilities.
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